SUB-ITEM 77C:  Submission of matters to a vote of security holders (Y)

(a) The registrant held a special meeting of shareholders of Pioneer Capital Growth Fund, Pioneer Equity-Income Fund and Pioneer Gold Shares on April 21, 1998.

(b) Item (2) from the registrant's definitive proxy statement filed electronically with the Commission on March 12, 1998 (Accession No. 0001016964-98-000016) (the "Proxy Statement") is incorporated herein by reference in response to sub-item 77C(b).

(c) Items (1), (3), (4) and (6) from the Proxy Statement are incorporated herein by reference in response to sub-item 77C(c). The results of shareholder voting under the caption "Results of Shareowner Meetings" from the registrant's
April 30, 1998 semiannual reports to shareholders are incorporated herein by reference in response to sub-item 77C(c) as follows:

     Pioneer Capital Growth Fund, filed electronically with the Commission on June 22, 1998 (Accession No. 0000863334-98-000014)

     Pioneer Equity-Income Fund, filed electronically with the Commission on June 22, 1998 (Accession No. 0000863334-98-000013)

     Pioneer Gold Shares, filed electronically with the Commission on June 22, 1998 (Accession No. 0000863334-98-000016)

(d) None.


SUB-ITEM 77D:  Policies with respect to security investments (Y)

(a) None.

(b) Pioneer Equity-Income Fund's non-fundamental limitation on investment in debt securities rated below investment grade (e.g., BBB by Standard & Poor's Ratings Group) increased from 5% to 10% of the fund's assets on February 2, 1998.

(c) None.

(d) None.

(e) None.

(f) None.

(g) None.